[FORM OF]

                           LEAVE OF ABSENCE AGREEMENT


         This LEAVE OF ABSENCE AGREEMENT ("Agreement") is entered into as of December ___, 2000 by and between BEI TECHNOLOGIES, INC., a Delaware corporation ("Company"), and [Employee Name] ("Employee"), collectively referred to herein as the parties.

         WHEREAS, Employee is currently employed by Company as [position],

         WHEREAS, Employee desires to take a leave of absence from [his/her] employment with Company for the sole and exclusive purpose of rendering services to OpticNet, Inc., a Delaware Corporation ("OpticNet");

         WHEREAS, Company approves of such leave of absence; and

         WHEREAS, the parties desire to set forth the terms of such leave of absence by this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, and provisions contained herein, the parties agree as follows:

                                    AGREEMENT

1. LEAVE OF ABSENCE. The Company shall grant Employee a leave of absence ("Leave") for the sole and exclusive purpose of Employee's acceptance and commencement of full-time employment with OpticNet.

2.       TERM OF LEAVE.

         2.1 Commencement of Leave. The Leave shall commence effective as of January 1, 2001.

         2.2 Expiration of Leave with Right to Return to Work upon Mutual Consent. Employee shall have an immediate and unconditional right to terminate [his/her] Leave and return to work with Company, in a position and with compensation to be determined at Company's sole and exclusive discretion, which position and compensation shall not be less favorable than Employee's current position and compensation with Company, provided, that the Leave will expire upon the earliest to occur of the following dates:

                  (a)      Such Leave will expire by its term on [Date].

                  (b) Upon full vesting of all stock options and restricted stock grants for shares of the Company's Common Stock made to Employee by Company prior to December 31, 2000;


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                  (c)      Upon  Employee's   termination  by  OpticNet  without
                           Cause.   "Cause"  for  termination  shall  mean:  (i)
                           indictment or conviction of any felony or of any crime involving dishonesty; (ii) participation in any fraud against OpticNet [as determined in good faith by the Chief Executive Officer of OpticNet]; (iii) breach of Employee's duties to OpticNet, including persistent unsatisfactory performance of job duties;
                           (iv) intentional  damage to any property of OpticNet;
                           (v) wrongful disclosure of any trade secrets or other confidential information of OpticNet; or (vi) an irreconcilable conflict of interest between Employee and OpticNet.

                  2.3 Expiration of Leave Without Right to Return to Work. Employee shall have no right to return to work at Company should the Leave expire upon the earliest of:

                           (a)      Upon Employee's  termination by OpticNet for
                                    Cause.

                           (b) Upon Employee's termination by OpticNet without Cause, should Employee fail to return to work at Company within five business days after the effective date of the termination;

                           (c) Employee's termination of employment with Company, other than as may be construed pursuant to the Leave. Nothing in this Agreement is intended to alter the at-will employment relationship between Employee and Company. Employee and Company may terminate their employment relationship at any time, with or without cause or advance notice;

                           (d) Employee's death, or any illness, disability or other incapacity in such a manner that Employee is physically rendered unable regularly to perform [his/her] duties to OpticNet for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period; or

                           (e) A Change in Control of Company, which is defined as (i) a sale, dissolution or liquidation of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or the sale or exchange by the stockholders of the Company of all or substantially all of the capital stock of the Company in each case where the stockholders of the Company immediately before such merger or consolidation or sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity; or the sale or exchange of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code")) where the stockholders of the Company immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting


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                                    stock  or  other   voting   equity   of  the
                                    corporation or other entity acquiring the Company's Assets.

         2.4 Designation of Leave. During the term of the Leave, the Company shall continue to carry the Employee on its inactive payroll roster, and the Leave shall be designated as an Unpaid Administrative Leave of Absence.

3. SERVICES TO BE PERFORMED. During the term of the Leave, Employee shall be an employee of and render services to OpticNet (the "Services"). The specific services to be provided shall be assigned to Employee by OpticNet. Employee shall make all reasonable efforts to perform such Services in a professional manner, in accordance with OpticNet's direction and instructions. Employee will be expected to abide by OpticNet's employment rules and policies, and upon request shall enter into OpticNet's standard agreement regarding proprietary information and inventions.

4.       CONFIDENTIAL INFORMATION AND INVENTIONS.

         4.1      Proprietary  Information and Inventions Agreement.  Subject to
                  Section 4.2 below, during the Leave, Employee will continue to be bound by [his/her] Employee Proprietary Information and Inventions Agreement with Company dated [date], a copy of which is attached hereto as Exhibit A; provided, however, that during the Leave all rights of assignment and otherwise of Company stated in Section 2 of such agreement shall instead be rights of and to the benefit of OpticNet; provided, however, that OpticNet may agree with the Company, on a project by project basis, to assign such rights of assignment of OpticNet under such agreement to the Company as the same may relate to such specified project .

         4.2 Use of Company Proprietary Information. Except as expressly prohibited by Company, Employee may use on behalf of OpticNet, or disclose to OpticNet, confidential or proprietary information or materials of Company for the sole purpose of performing the Services, and Company hereby consents to such use and/or disclosure by the Employee for such purpose. To the extent that any provision in any contract between Company and Employee is inconsistent with this Agreement, Company hereby waives such provision.

5.       SALARY AND BENEFITS.

         5.1 Salary. During the Leave, Employee shall receive no salary, compensation or remuneration of any kind from Company.

         5.2 Benefits. During the Leave, Employee shall not be eligible for those benefits regularly provided to employees of Company, except (a) as provided herein, or (b) if and to the extent Employee otherwise remains eligible to continue such benefits as an employee of OpticNet.

         5.3 Stock Options; Restricted Stock. For purposes of the Company's 1997 Stock Option Plan and the 1992 Restricted Stock Plan of BEI Electronics, Inc. (a predecessor in interest to the Company) (the "Plan(s)"), Employee's Leave shall


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                  constitute  "Continuous  Service,"  and  shall  not in any way constitute a termination of employment by Employee, and such options to purchase shares of the Company's Common Stock and grants of shares of restricted stock held by Employee as of December 31, 2000 shall continue to vest pursuant to and otherwise be governed by, the terms of the Plan(s). During the Leave such continued vesting shall be based upon the continued employment of Employee by OpticNet and the Services provided to OpticNet by Employee.

         5.4 [Deferred Compensation Plan. [for one individual only] The Company agrees that Employee's rights and obligations with respect to that certain Executive Deferred Compensation Plan and Arrangement (the "Deferred Compensation Arrangement") entered into between the Company and the Employee to provide for the deferral of a portion of such Employee's base salary and/or annual bonus, such monies accrued for the benefit of Employee as of December 31, 2000 shall continue to be held in trust under such Deferred Compensation Arrangement and such Deferred Compensation Arrangement shall continue in full force and effect, without modification, during the Leave, and the Leave shall not constitute a termination of employment for purposes of the Deferred Compensation Arrangement. ]

6. ENTIRE AGREEMENT. This Agreement, including Exhibit A, constitutes the entire agreement between the parties with regard to this subject matter and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter. This Agreement can only be modified in a writing signed by Employee and a duly authorized officer of Company.

7. SEVERABILITY. Should any term, covenant, condition, or provision of this Agreement be held to be invalid or unenforceable, the remainder of the Agreement shall remain in force and shall stand as if the unenforceable part did not exist. The captions in this Agreement are provided for convenience only and are not part of the terms and conditions of this Agreement.

In witness hereof, the parties have executed this Agreement on the date indicated below:

BEI TECHNOLOGIES, INC.                    [EMPLOYEE]


By:
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Title:                                    Date:
      ----------------------------------         -------------------------------


Date:
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Exhibit A:  Employee Proprietary Information and Inventions Agreement


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